Exhibit 99.2

Item 6.  Selected Financial Data.

Note: The information contained in this Item has been updated to reflect America First Multifamily Investors, L.P.’s (the Company) implementation of the Accounting Standards Update (“ASU”) 2015-03, “Interest – Imputation of Interest (Subtopic 835-30)” in the first quarter of 2016. The new accounting guidance changed the presentation of deferred financing costs in the consolidated financial statements to present them as a direct deduction from the related debt liability rather than as Other Assets and is applied retrospectively. The new accounting guidance did not change the presentation of deferred financing costs related to lines of credit, so these continue to be reported as Other Assets.

In addition, beginning in the second quarter of 2016, the Company created a new segment called Other Investments. As of December 31, 2015, the Other Investments segments consists of property notes receivable due from Vantage at Brooks LLC and Vantage at Braunfels LLC.  The assets and income the Company realizes from these investments pursuant to their executed agreements have been recast and included within the Other Investments segment within this Form 8-K.

The resulting changes are discussed further in the Notes to Consolidated Financial Statements in Exhibit 99.4 as follows:

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Note 2, Summary of Significant Accounting Policies; Note 9, Other Assets; Note 12, Debt Financing; and Note 13, Mortgages Payable; Note 17, Fair Value of Financial Instruments: Reclassifications were made to conform to the implementation of ASU 2015-13, where the deferred financing costs are reported as a reduction of related debt liability rather than as Other Assets for all periods presented.

•	Note 21, Segments: Reclassifications were made to present separately the Other Investments segment for all periods presented.

Various information within Items 1, 6, and 7 of the 2015 Form 10-K was also updated because of the changes noted above and are presented, in their recast form, in Exhibits 99.1, 99.2 and 99.3 of this Form 8-K, respectively. These changes had no impact on consolidated net income or cash flows.

For significant developments that have occurred subsequent to the filing of the 2015 Annual Report on Form 10-K (“2015 Form 10-K”), refer to America First Multifamily Investors, L.P. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2016.

Set forth below is selected financial data for the Company as of and for the years ended December 31, 2011 through 2015.  Item 6 should be read in conjunction with Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Company’s consolidated financial statements and Notes filed in Item 8 of this report.

	For the Year Ended December 31,
	2015	2014	2013	2012	2011
Property revenue	$17,789,125	$14,250,572	$13,115,858	$9,686,414	$8,077,406
Real estate operating expenses	(10,052,669)	(7,796,761)	(7,622,182)	(6,022,923)	(4,947,845)
Depreciation and amortization expense	(8,127,800)	(6,081,500)	(5,823,477)	(4,056,612)	(3,066,582)
Investment income	34,409,809	26,606,234	22,651,622	11,078,467	9,187,291
Contingent interest income	4,756,716	40,000	6,497,160	-	309,990
Other interest income	2,624,262	856,217	1,772,338	150,882	485,679
Gain on mortgage revenue bonds - sale, redemption and retirement	-	3,701,772	-	680,444	445,257
Gain on sale of MF Properties	4,599,109	-	-	-	-
Other income	373,379	188,000	250,000	555,328	294,328
Provision for loss on receivables	-	-	(241,698)	(452,700)	(952,700)
Provision for loan loss	-	(75,000)	(168,000)	-	(4,242,571)
Realized loss on taxable property loans	-	-	(4,557,741)	-	-
Interest expense	(14,826,217)	(11,165,911)	(6,990,844)	(5,275,008)	(5,178,374)
General and administrative expenses	(8,660,889)	(5,547,208)	(4,237,245)	(3,512,233)	(2,764,970)
Income (loss) from continuing operations	22,884,825	14,976,415	14,645,791	2,832,059	(2,353,091)
Income from discontinued operations, (including gain on sale of VIEs of approximately $3.2 million in 2015 and MF Properties of approximately $3.2 million and $1.4 million in 2013 and 2012, respectively)	3,721,397	52,773	3,331,051	2,163,979	679,928
Net income (loss)	26,606,222	15,029,188	17,976,842	4,996,038	(1,673,163)
Less: net (loss) income attributable to noncontrolling interest	(2,801)	(4,673)	261,923	549,194	570,759
Net income (loss) - America First Multifamily Investors, L. P.	26,609,023	15,033,861	17,714,919	4,446,844	(2,243,922)
Less: General Partnersʼ interest in net income	2,474,274	1,056,316	1,416,296	691,312	152,359
Unallocated gain (loss) of Consolidated Property VIEs	3,721,397	(635,560)	(1,116,262)	(1,522,846)	(1,289,539)
Unitholdersʼ interest in net income (loss)	$20,413,352	$14,613,105	$17,414,885	$5,278,378	$(1,106,742)
Unitholdersʼ Interest in net income (loss) per unit (basic and diluted):
Income (loss) from continuing operations	$0.34	$0.25	$0.32	$0.09	$(0.06)
Income from discontinued operations	$-	$-	$0.08	$0.05	$0.02
Net income (loss), basic and diluted, per unit	$0.34	$0.25	$0.40	$0.14	$(0.04)
Distributions paid or accrued per BUC	$0.50	$0.50	$0.50	$0.50	$0.50
Weighted average number of BUCs outstanding, basic and diluted	60,252,928	59,431,010	43,453,476	37,367,600	30,122,928
Mortgage revenue bonds, at fair value	$47,366,656	$70,601,045	$68,946,370	$45,703,294	$26,542,565
Mortgage revenue bonds held in trust, at fair value	$536,316,481	$378,423,092	$216,371,801	$99,534,082	$109,152,787
Public housing capital fund trusts, at fair value	$60,707,290	$61,263,123	$62,056,379	$65,389,298	$-
Mortgage-backed securities, at fair value	$14,775,309	$14,841,558	$37,845,661	$32,121,412	$-
Real estate assets, net	$141,017,390	$110,351,512	$90,112,037	$71,932,938	$61,005,002
Total assets held for sale	$-	$13,204,015	$13,748,427	$46,854,190	$52,471,633

Total assets	$867,110,483	$739,823,986	$531,880,602	$410,425,781	$294,531,077
Total debt of continuing operations	$538,241,290	$417,651,603	$312,008,890	$214,342,533	$144,917,513
Total debt of discontinued operations	$-	$-	$-	$-	$10,553,902
Cash flows provided by operating activities	$19,387,418	$17,444,171	$14,232,724	$7,482,090	$10,229,300
Cash flows used in investing activities	$(138,703,473)	$(105,887,640)	$(158,421,463)	$(97,296,115)	$(31,811,420)
Cash flows provided by financing activities	$87,158,494	$126,318,797	$125,175,254	$99,932,112	$28,518,485
Cash Available for Distribution ("CAD")(1)	$31,805,648	$23,636,650	$18,379,205	$12,288,089	$10,612,090

(1) To calculate CAD, amortization expense related to debt financing costs and bond reissuance costs, Tier 2 income due to the General Partner (as defined in the Amended and Restated LP Agreement), interest rate derivative income or expense (including adjustments to fair value), provision for loan losses, provision for loss on receivables, impairments on assets, deferred gain and related interest, bond discount amortization net of cash received, losses related to Consolidated VIEs, and depreciation and amortization expense on MF Property assets are added back to our  net income (loss) as computed in accordance with GAAP. We use CAD as a supplemental measurement of our ability to pay distributions.  We believe CAD provides relevant information about our operations and is necessary along with net income (loss) for understanding its operating results.

We utilize a calculation of CAD as a means to determine our ability to make distributions to Unitholders.  We believe CAD provides relevant information about our operations and is necessary along with net income for understanding our operating results.  Net income is the GAAP measure most comparable to CAD.  There is no generally accepted methodology for computing CAD, and our computation of CAD may not be comparable to CAD reported by other companies.  Although we consider CAD to be a useful measure of our operating performance, CAD is a non-GAAP measure and should not be considered as an alternative to net income or net cash flows from operating activities which are calculated in accordance with GAAP, or any other measures of financial performance or liquidity presented in accordance with GAAP.

The following sets forth a reconciliation of our net income (loss) as determined in accordance with GAAP and our CAD for the periods set forth.

	2015	2014	2013	2012	2011
Net income - America First Multifamily Investors L.P.	$26,609,023	$15,033,861	$17,714,919	$4,446,844	$(2,243,922)
Net (income) loss related to VIEs and eliminations due to consolidation	(3,721,397)	635,560	1,116,262	1,522,846	1,289,539
Net income before impact of VIE consolidation	22,887,626	15,669,421	18,831,181	5,969,690	(954,383)
Change in fair value of derivatives and interest rate Derivative amortization	1,802,655	2,003,350	283,610	944,541	2,083,521
Depreciation and amortization expense (Partnership only)	8,127,800	6,081,500	5,365,376	3,437,684	2,280,222
Provision for loan loss	-	75,000	168,000	-	4,242,571
Tier 2 Income distributable to the General Partner (1)	(2,338,956)	(937,106)	(484,855)	(657,933)	(170,410)
Developer income (2)	18,159	619,948	528,000	-	-
Bond purchase premium (discount) amortization (accretion) (net of cash received)	1,300,932	116,329	256,615	160,464	(100,998)
Provision for loss on receivables	-	-	241,698	452,700	952,700
Depreciation and amortization related to discontinued operations	7,432	8,208	19,285	462,574	888,811
Deposit liability gain - sale of the Ohio Properties (1)	-	-	(1,775,527)	-	-
Deposit Liability gain - sale of the Greens Property (3)	-	-	(1,401,656)	-	-
Greens Property deferred interest and reversal of deferral (4)	-	-	(135,264)	135,264	-
Ohio Properties deferred interest and reversal of deferral (5)	-	-	(3,517,258)	1,383,105	1,390,056
CAD	$31,805,648	$23,636,650	$18,379,205	$12,288,089	$10,612,090
Weighted average number of units outstanding,
basic and diluted	60,252,928	59,431,010	43,453,476	37,367,600	30,122,928
Net income (loss), basic and diluted, per unit	$0.34	$0.25	$0.40	$0.14	$(0.04)
Total CAD per unit	$0.53	$0.40	$0.42	$0.33	$0.35
Distributions per unit	$0.50	$0.50	$0.50	$0.50	$0.50

(1) As described in Note 3 to the consolidated financial statements, Net Interest Income representing contingent interest and Net Residual Proceeds representing contingent interest (Tier 2 income) will be distributed 75% to the Unitholders and 25% to the General Partner. This adjustment represents the 25% of Tier 2 income due to the General Partner.

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For the year ended December 31, 2015, the Consolidated VIEs were sold and we realized approximately $4.8 million of contingent interest and 25% of Tier 2 income due to the General Partner of approximately $1.2 million. In addition, we reported the sale of Glynn Place and The Colonial which resulted in an approximately $1.2 million and $3.4 million gain, respectively, and 25% of Tier 2 income due to the General Partner was approximately $297,000 and $854,000, respectively.

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For the year ended December 31, 2014, we realized the sale of the Autumn Pines bond which resulted in an approximate $873,000 gain and Tier 2 income due to the General Partner of approximately $218,000, realized the redemption of the Lost Creek bond which resulted in an approximate $2.8 million gain and Tier 2 income due to the General Partner of approximately $709,000, and received contingent interest from Ashley Square generating $10,000 of Tier 2 income due to the General Partner.

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For the year ended December 31, 2013, we realized approximately $1.9 million in Tier 2 income from the Iona Lakes mortgage revenue bond redemption.  We determined that approximately $1.8 million gain from the sale of  the Ohio Properties was Tier 2 income in 2010, the year in which the Ohio Properties were sold to the unaffiliated not-for-profit.  As such, 25% of that gain was distributed to AFCA 2 in 2010 and there was no Tier 2 income reported in 2013 related to the Ohio Properties.

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For the year ended 2012, the Tier 2 income is approximately $557,000 recognized on the Arbors at Hickory Ridge mortgage revenue bond re-structuring, $668,000 recognized on the GMF-Madison and GMF-Warren/Tulane mortgage revenue bond sale and $1.4 million recognized on the sale of the MF Properties.

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For the year ended December 31, 2011, the Tier 2 income is approximately $445,000 recognized on the Briarwood mortgage revenue bond retirement and approximately $308,000 of contingent interest recognized upon the Clarkson mortgage revenue bond retirement.

(2) The developer income amount represents cash received by us for developer and construction management services performed on The 50/50 mixed-use project in Lincoln, Nebraska.  The 50/50 is accounted for as an MF property and the cash received for The 50/50’s development have been eliminated within the consolidated financial statements.  For purposes of CAD, we treat these fees as if received from an unconsolidated entity.

(3) We sold the Greens of Pine Glen (the “Greens Property”) in conjunction with the purchase of mortgage revenue bonds secured by the property.  The sales price approximated the 2009 property purchase price and therefore the gain from the sale of the property related entirely to depreciation recapture.  For this reason, we concluded that the gain should be excluded from the calculation of CAD.

(4) In July 2013, we recognized the sale of the Greens Property.  We were required to follow the deposit method of accounting and had to defer the gain until sufficient equity was invested by the new unaffiliated owners (which occurred in July 2013).  Mortgage interest income of approximately $135,000 was received by us between October 2012 and December 31, 2012 and reported in 2012 CAD, and as such, the amount was reversed in the first nine months of the 2013 CAD calculation. As such, approximately $135,000 of CAD is being reversed out in the 2013 calculation of CAD.

(5) The recognition of the sale of the Ohio Properties allowed us to 1) realize approximately $4.2 million of interest income on the mortgage revenue bonds, 2) recognize approximately $1.1 million of taxable interest income on taxable property loans receivable we held with the Ohio Properties, and 3) realize a $250,000 guarantee fee from the general partner owner of the Ohio Properties all in 2013.  See Note 10 to the Company’s consolidated financial statements for additional details.  Mortgage interest income of $3.5 million of the $4.2 million had been previously received by us and reported in CAD, and as such, the amount was reversed in the 2013 CAD calculation.